EXHIBIT 5



                         KENNEDY, BARIS & LUNDY, L.L.P.
                                ATTORNEYS AT LAW
                                   SUITE P-15
   TEXAS OFFICE               4701 SANGAMORE ROAD         WASHINGTON OFFICE
    SUITE 2550                BETHESDA, MD 20816              SUITE 320
112 EAST PECAN STREET           (310) 229-3400        1226 NINETEENTH STREET, NW
SAN ANTONIO, TX 78205        FAX: (301) 229-2443         WASHINGTON, DC 20036
   (210) 228-9500                                           (202) 835-0313
FAX: (210) 228-0781                                      FAX: (202) 835-0319



                                  June 12, 2003

Board of Directors
James Monroe Bancorp, Inc.
3033 Wilson Boulevard
Arlington, Virginia  22201

Gentlemen:

         As special legal counsel to James Monroe Bancorp, Inc. (the "Company"), we have participated in the preparation of the Company's Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the issuance of up to 250,000 shares, as adjusted (the "Shares") of the Company's Common Stock in connection with the Company's 2003 Equity Compensation Plan (the "Plan").

         As counsel to the Company, we have examined such corporate records, certificates and other documents of the Company, and made such examinations of law and other inquiries of such officers of the Company, as we have deemed necessary or appropriate for purposes of this opinion. Based upon such examinations we are of the opinion that the Shares, when issued in accordance with the provisions of the Plan and awards granted pursuant thereto, will be duly authorized, validly issued, fully paid and non-assessable shares of the Common Stock of the Company.

         We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form S-8 filed by the Company and to the reference to our firm contained.

                                             Sincerely,



                                             /s/ Kennedy, Baris & Lundy, L.L.P.